                                                                    Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS AND ENCLOSED BY BRACKETS. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                    AMENDED AND RESTATED START PAGE AGREEMENT


         This Amended and Restated Start Page Agreement (the "Agreement"), effective as of the 1st day of February 2000 (the "Effective Date"), is made by and between LookSmart, Ltd., a Delaware corporation with a principal place of business at 625 Second Street, San Francisco, CA 94107 ("LOOKSMART"), and NetZero, Inc., a Delaware corporation with a principal place of business at 2555 Townsgate Road, Westlake Village, CA 91361 ("NETZERO").

                                    RECITALS

         WHEREAS LookSmart is the owner or licensee of certain Web services, including web guides, search engines, directories, community information services, and e-mail (collectively, the "LOOKSMART SERVICES"), which are accessible through the URL "www.looksmart.com" (the "LOOKSMART SITE");

         WHEREAS NetZero provides free dial up Internet access services (the "NETZERO ISP SERVICE") and operates an Internet site with a URL
"www.netzero.net" (the "NETZERO SITE");

         WHEREAS NetZero ISP subscribers log on to the Internet using NetZero's proprietary software (the "NETZERO SOFTWARE") which provides dial-up access and a window ("The ZeroPort") which remains persistent during the subscriber's connection; and

         WHEREAS the parties would like to offer the LookSmart Services to subscribers of the NetZero ISP Service through a site designed to appear to NetZero ISP Service subscribers as an integrated co-branded part of the NetZero ISP Services and through a co-branded start page; and

         WHEREAS the parties are currently party to that certain Start Page Agreement between the parties dated April 30, 1999, as amended by that certain Amendment No. 1 to Start Page Agreement between the parties dated September 1, 1999 (as amended, the "Existing Agreement"); and

         WHEREAS, the parties desire to replace the Existing Agreement in its entirety with this Agreement.

         NOW, THEREFORE, LookSmart and NetZero hereby agree as follows:

         1.       THE CO-BRANDED SITE AND SERVICES.

                  a. DEVELOPMENT OF THE CO-BRANDED SITE AND SERVICES. LookSmart and NetZero have jointly designed and created a co-branded version of the LookSmart Site (the "Co-branded Site") for NetZero's use in connection with the NetZero ISP Service. The parties shall take all necessary action to ensure the Co-branded Site continues to be made available to NetZero's ISP subscribers for the term of the Agreement. The Co-branded Site (other than the Co-Branded Start
Page) shall be in substantially the form in effect as of the Effective Date.

                           i. LookSmart shall, at no cost to NetZero, continue to host the appropriate portions of the Co-branded Site so that they include or link to appropriate branding material of both parties, including co-branded versions of the LookSmart Services (the "CO-BRANDED SERVICES") and a co-branded version of the LookSmart start page (the "CO-BRANDED START PAGE") pursuant to
         Section 1(b). NetZero acknowledges that certain pages within the Co-Branded Site may not contain NetZero branding material.

                  b. The parties shall develop a new Co-branded Start Page which shall replace the existing Co-Branded Start Page. The new Co-Branded Start Page, which shall be launched when mutually agreed to by the parties but in no event later than February 16, 2000 unless delayed beyond such date by NetZero, shall be created, designed and developed pursuant to the following provisions:

                           i. The Co-branded Start Page will include a LookSmart general interest, multi-category and keyword search function similar to that set forth on Exhibit A ("LookSmart Search") and may include any of the following: (a) LookSmart directory of sites and all updates to such directory, (b) LookSmart key word search capabilities, (c) Inktomi search capabilities, and (d) subject to 1(c), links to other LookSmart services and products. LookSmart will be allocated a space above the fold (when viewed with a maximized browser on an 800x600 pixel resolution screen) on the Co-Branded Start Page equal in size and parameters and location to that set forth in the illustration attached hereto as Exhibit A (the "LookSmart Space") in which LookSmart will offer LookSmart Search and advertising. The content, design, format and all other aspects of the remainder of the Co-Branded Start Page (the "NetZero Space") shall be determined by NetZero. NetZero currently anticipates that the NetZero Space will be a "mosaic" of a variety of third party sponsors and advertisements which will include content and links to third party sites, although NetZero may change the composition or content of the NetZero Space at its discretion subject to Section 1(b)(ii). LookSmart and NetZero shall coordinate to minimize conflicts between advertisers in the LookSmart Space and advertisers in the NetZero Space.

                           ii. NetZero shall be entitled to offer advertising, sponsorships, content, buttons, links or other products or services of its own choosing on the NetZero Space; provided, however, that NetZero shall not provide placement in the NetZero Space for general purpose, multi-category and keyword search services or direct advertising for services that compete directly with LookSmart Search ("Competitive Services"). Competitive Services shall exclude NetZero's existing deal with RealNames and any renewals, amendments or modifications thereof. For clarification, Competitive Services shall not include a search service (i) that focuses primarily on a specialized category of interest (E.G. health, automobiles, or particular industries), (ii) whose primary business is focused on local geographic areas, or (iii) that provides specialized ecommerce functionality, such as shopping agents, auction robots and other comparative functions, as a primary part of such search service.

                           iii. Subject to the foregoing, LookSmart shall have final approval of the LookSmart Space design.

                  c. ADVERTISING. LookSmart will be responsible for all advertising related activities on all of the pages on the Co-branded Site (except for the NetZero Space) and for all advertising related activities on the Co-branded Services. In no event shall LookSmart display advertising on the Co-branded Site, including the LookSmart Space, or Co-branded Services for any internet access services (free or paid) which compete directly with NetZero ISP Service or for any company whose primary business is to provide internet access services.

                  d. HOSTING. LookSmart shall maintain, operate, host and serve, at no cost to NetZero, all of the Co-branded Services, the Co-branded Start Page and those portions of the Co-branded Site for which LookSmart is responsible for selling advertising. During the Term, NetZero may elect to maintain, operate, host and serve the Co-Branded Start Page, PROVIDED, that the Co-branded Start Page will be accessed via an URL substantially similar to "www.looksmart.netzero.net", or use URL masking, that will allow LookSmart to count the "reach" of the Co-branded Start Page. So long as LookSmart is hosting the Co-branded Start Page as described hereunder, the URL of the Co-branded Start Page shall continue to be substantially similar to "http://netzero.looksmart.net".

                  e. OTHER SEARCH SERVICES. LookSmart shall provide the keyword search functionality of LookSmart Search services in the Search Interface and ClubZero Search (as such terms are defined in Section 1(f)).

                  f. OBLIGATIONS OF NETZERO. Except as provided elsewhere herein, NetZero shall perform the following obligations during the Term:

                           i. NetZero shall configure all browser software (including compact disks, diskettes, and downloaded software) distributed by or on behalf of NetZero for the purpose of allowing NetZero's subscribers to access the NetZero ISP Service so that (a) the Co-branded Start Page will be the default and only start page for all NetZero ISP Service subscribers, (b) a bookmark will be set to the Co-branded Start Page and (c) the default search engine will be set to the Search Interface (as defined below).

                           ii. The ZeroPort will not contain (a) a search button which displays or links to Competitive Services or (b) a start button which displays or links to a start page with Competitive Services.

                           iii. NetZero shall provide a start button and search button on The ZeroPort which link to the Co-Branded Start Page and the Search Interface (as defined below), respectively. The configuration of such buttons shall initially be substantially similar to that as currently set forth on The ZeroPort, although such configuration may be changed from time to time with the mutual consent of the parties, which consent will not be unreasonably withheld. LookSmart acknowledges that the configuration will change when NetZero releases a dockable version of The ZeroPort, PROVIDED, that the implementation of the LookSmart Space will remain the same.

                           iv. NetZero shall develop a search interface that drops down from The ZeroPort when a user clicks on the search button, and LookSmart shall provide the keyword search functionality and LookSmart category links of LookSmart Search in such search interface (the "Search Interface"). Subject to the space constraints of the Search

         Interface as developed by NetZero, LookSmart may include in the Search Interface the same elements included in the Co-branded Start Page.

                           v. NetZero has launched a new service named MyZStart and ClubZero (collectively, "ClubZero"), comprised of personalized and topical pages. NetZero will place a search box on the ClubZero homepage, and LookSmart shall provide keyword search functionality of LookSmart Search services through such search box ("ClubZero Search"). In addition, NetZero shall place LookSmart category links on relevant ClubZero pages as mutually agreed upon by both parties ("ClubZero Links"). The homepage of ClubZero shall not contain a search box or interface which defaults to Competitive Services.

                  g. EXCEPTIONS. Notwithstanding anything to the contrary herein, NetZero shall have the right to replace the Co-Branded Start Page with a start page that does not include the LookSmart Space or LookSmart Search for up to 10% of the logons to the NetZero ISP Service as determined on a monthly basis, PROVIDED, that such start page shall not contain placement for Competitive Services.

                  h. This Agreement shall not apply in any respect to NetZero's versions of The ZeroPort, the NetZero ISP Service, ClubZero or start page (the "NetZero Products") designed primarily for non-English speaking consumers, consumers in countries outside of the United States of America or consumers with specific ethnic origins. As such, none of the restrictions with respect to NetZero or its services shall apply to the foregoing nor shall NetZero be entitled to utilize the Co-branded Start Page under this Agreement for such purposes.

                  i. This Agreement shall apply to custom, private label and co-branded versions of the NetZero Products (collectively, "Custom Products") and NetZero and LookSmart shall abide by their obligations hereunder with respect to such Custom Products. Notwithstanding the foregoing; NetZero shall not be required to use the Co-Branded Start Page or provide LookSmart with any of the other benefits specified in this Agreement with respect to a Custom Product if (i) a third party with which NetZero is creating a Custom Product has a relationship with a provider of Competitive Services, (ii) the Custom Product does not incorporate Competitive Services or (iii) NetZero has another reasonable bona fide business reason for not incorporating the LookSmart Search services. Additionally, if NetZero reasonably believes that a transaction involving a specific Custom Product will result in an increase in Referrals during the 120 days following the transaction by more than fifteen percent (15%) over the level of Referrals during the 120 days immediately preceding such transaction (a "Large Transaction") if the Co-branded Start Page is used with the Large Transaction, LookSmart shall be provided a right of first refusal to participate in the Large Transaction under the terms of this Agreement and shall be given notice of the Large Transaction. Such notice shall include the following information with respect to the applicable Large Transaction: identity of the third party, the proposed distribution of CD-ROM's containing NetZero's client access software and placement of hyperlinks to NetZero download pages, a general description of the marketing plan, and NetZero's good faith estimate of the increase in the level or Referrals during the 120 day period following the transaction. During the 15 day period following such notice, LookSmart may elect to participate in the Large Transaction under the terms and conditions specified in this Agreement. Such election must be made within such 15 day period, and once made, shall be binding on LookSmart. If LookSmart does not make such election, the applicable Customized Product associated with the Large Transaction shall not be subject to this Agreement. Within fifteen (15) days after the six month anniversary of the Effective Date, NetZero shall provide to LookSmart written notice setting forth the ratio of the number of Referrals attributable to Custom Products to the number of all Referrals during the 120 days immediately preceding the six month anniversary (the "Ratio"). If the Ratio is greater than one third (1/3), then within fifteen (15) days after receipt of such notice, LookSmart may elect to not be the default start page for any Custom Product for which NetZero executes an agreement after such fifteen (15) day period. If LookSmart makes such election, all such future Custom Products shall not be subject to this Agreement.

                  j. NetZero acknowledges that LookSmart may, subject to the terms of this Agreement, modify the Co-branded Site, including the design within the LookSmart Space and excluding the NetZero Space, from time to time without NetZero's consent if such modification does not adversely impact NetZero or the rights conferred on NetZero pursuant to this Agreement. As changes to the LookSmart Space will impact NetZero's customers and will therefor impact NetZero, LookSmart agrees to provide NetZero with at least five (5) days prior written notice of any changes to the LookSmart Space which are to be implemented without NetZero's consent.

                  k. NetZero shall create a hyperlink on NetZero's website to the Co-branded Site and LookSmart shall add NetZero to, and prominently display NetZero in, any ISP locator. LookSmart will place hyperlinks to a NetZero download page or sign up page as such download page or signup page may be designated by NetZero, on the homepages of LookSmart.com, and BeSeen and InsideTheWeb Such links will be above the fold (when viewed with a maximized browser on an 800x600 pixel resolution screen) at least 50% of the time. LookSmart will provide such links free of advertising fees or any other charge to NetZero

         2.       PAYMENTS.

                  a. LookSmart agrees to pay NetZero by wire transfer on April 1, 2000 the sum of $[***]. On or about January 1, 2000, LookSmart paid
NetZero the sum of $[***] pursuant to the Existing Agreement. Such amounts shall be a prepayment against payments to be made under the Existing Agreement prior to the Effective Date and against payments to be made under this Agreement after the Effective Date. If this Agreement is terminated for any reason other than for breach by LookSmart before such prepayment amounts are earned by NetZero hereunder, NetZero shall promptly return to LookSmart any unearned amounts.

                  b. LookSmart shall pay to NetZero [***] per 1000 Referrals as set forth in the Existing Agreement until February 16, 2000, after which time LookSmart shall pay to NetZero [***] per 1,000 Referrals (collectively, "CPM REVENUES"). Within twenty (20) days of the end of each month, LookSmart shall provide NetZero with information (as described in Section 3 below) regarding the Referrals and CPM Revenues generated by NetZero during the


--------
*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portions have been omitted and filed separately with the Securities and Exchange Commission.

preceding month and the payment for such CPM Revenues (unless amounts due are covered by prepayment). Delinquent payments shall accrue interest at an annualized rate of 10%. For the purposes of this Agreement, a "REFERRAL" shall mean any instance that (i) the Co-branded Start Page is displayed to a NetZero ISP Service subscriber upon such subscriber's login to the NetZero ISP Service,
(ii) the Co-branded Start Page is displayed to a NetZero ISP Service subscriber after such subscriber clicks through the start button in The ZeroPort so long as such subscriber is not on a page within the Co-branded Site when clicking-through to the Co-branded Start Page, or (iii) a NetZero ISP Service subscriber clicks through the search button in The ZeroPort and a search request is entered into the Search Interface, so long as such subscriber is not on a page within the Co-branded Site when clicking-through to the Search Interface,
(iv) a NetZero ISP Service subscriber uses ClubZero Search, or (v) a NetZero ISP Service subscriber clicks through a ClubZero Link.

         3. REPORTING; AUDITING. LookSmart shall provide NetZero with monthly reports regarding the Referrals delivered, along with a statement of CPM Revenues relating to such Referrals. NetZero shall have the right, at its expense, to audit LookSmart's books and records for the sole purpose of verifying the number of Referrals previously reported. Such audits will be made not more than twice per year, on not less than ten (10) days written notice, during regular business hours, by auditors reasonably acceptable to LookSmart. If the auditor's figures reflect a number different than those reported by LookSmart, the party benefited by the error shall immediately pay the other party the difference in CPM Revenues arising from such error. Information revealed to the auditors shall be kept confidential by such auditors, and such auditors will sign customary confidentiality agreements if requested by LookSmart.

         4.       CO-MARKETING EFFORTS; TESTING.

                  a. The parties shall meet from time to time to mutually determine what co-marketing efforts should be made to further the purpose of this Agreement.

                  b. NetZero agrees to use its commercially reasonable efforts as follows. NetZero has the ability to identify URLs being visited by its subscribers and LookSmart has the ability to classify URLs into categories and sell and serve advertising targeted by those categories. LookSmart and NetZero agree to test the performance of URL targeted banners in The ZeroPort. This test will begin within 30 days after the execution of this Agreement, and both parties agree to use commercially reasonable efforts, including the dedication of any required technical resources, to complete the test within 30 days after the commencement of such testing. LookSmart and NetZero will mutually agree upon a list of URLs, not to exceed 500 URLs, which comprise a subset of the LookSmart directory. During the test period, whenever a NetZero user views a page residing at or below the agreed upon URLs, NetZero will request a targeted ad from LookSmart's adserver to be served in The ZeroPort. The parties will together review the click-through performance of advertisements served in this manner to evaluate the potential value of selling this inventory in this fashion. The test will utilize as many impressions as the two companies jointly agree to, but no less than (1) million ad impressions. NetZero anticipates that within eight to twelve weeks following the date of this Agreement that it will begin implementing additional technology that may allow NetZero to target a larger number of URLs, PROVIDED, that NetZero provides no assurances that it will successfully implement any such technology within any particular time frame or at all. If NetZero does implement such technology, the parties shall work together in good faith to mutually agree upon the parameters of additional testing similar to the testing set forth above, PROVIDED, that the number of URLs shall be mutually agreed to but shall not exceed an aggregate of 25,000 and the number of ad impressions delivered by NetZero will be mutually agreed to but shall not be less than an aggregate of four (4) million. The parties agree to commence the testing within a reasonable time after the new technology is implemented. NetZero does not warrant the results of the testing. With respect to all of the testing set forth above, LookSmart will provide the advertising creative. In the event LookSmart receives compensation for the advertising delivered in the tests, such net compensation shall be shared 50/50 with NetZero. LookSmart acknowledges that the testing (including the creative) must not conflict with NetZero's obligations to third parties such as category exclusivity or previously sold keywords or URLs.

                  c. The purpose of the testing set forth in this Section 4 is to gather information to assess the technical and business feasibility of the parties entering into a relationship which is entirely separate from the relationship set forth in this Agreement. A separate relationship could involve LookSmart selling NetZero's inventory or the license of technology and data by LookSmart to NetZero. However, neither party is obligated to enter into such a relationship and the failure to enter into such a relationship shall in no way affect the parties' obligations under this Agreement. If the parties do enter into such relationship, the parties understand that the payment amount for Referrals hereunder may be increased, although there is no assurance that such payments will be increased.

         5. DEMOGRAPHIC INFORMATION. Except as provided below and excluding personal identifying information, NetZero agrees to provide LookSmart with the demographic and consumer data which NetZero collects during registration and compiles from its subscribers accessing the Co-branded Start Page for the sole purpose of enabling LookSmart to better target content, e-commerce and advertising opportunities to NetZero's subscribers. LookSmart agrees that such data is proprietary to NetZero and in no event shall LookSmart disclose, analyze, compile, sell or otherwise use such data for any other purpose. Furthermore, NetZero's obligation to provide such data and LookSmart's use of such data shall be subject in all respects to, and shall comply with, all current and future applicable laws, rules, regulations and orders regarding the collection, retention, use, dissemination and confidentiality of such data, and to all current and future policies and procedures of NetZero regarding the same. NetZero shall not use its policies and procedures to deny LookSmart access to the data referred to above unless such policies and procedures are reasonably designed to ensure NetZero's compliance with current and future applicable laws, rules, regulations or orders.

         6. OWNERSHIP. NetZero acknowledges and agrees that, as between LookSmart and NetZero, LookSmart owns all title to, and all ownership rights in, any LookSmart trademarks, the LookSmart Site, the LookSmart directory and editorial database, LookSmart Services and all aspects of the Co-branded Site (except the NetZero Space), LookSmart Search and the Co-branded Services which are solely created and/or contributed by LookSmart, including without limitation the underlying software but excluding any NetZero brand features which are the sole property of NetZero. NetZero shall not have the right to resell, sublicense, re-transmit or otherwise distribute all or any part of the LookSmart directory and editorial database except as set forth herein. LookSmart acknowledges and agrees that, as between LookSmart and NetZero, NetZero owns all title to, and all ownership rights in, the NetZero ISP Service, the NetZero

Software (including without limitation The ZeroPort), any NetZero trademarks and all aspects of the NetZero Space and ClubZero, including without limitation the underlying software but excluding any LookSmart brand features which are the sole property of LookSmart. Each of NetZero and LookSmart acknowledges and agrees that LookSmart and NetZero shall jointly hold all title to, and ownership rights in, the aspects of the Co-branded Site and Co-branded Services which are jointly created and/or contributed to by both parties, but excluding any NetZero brand features which are the sole property of NetZero and any LookSmart brand features which are the sole property of LookSmart.

         7. TERM. This Agreement shall have a term ("TERM") starting on the Effective Date through February 15, 2001 unless terminated earlier in accordance with Section 14.

         8. MARKS. LookSmart hereby grants to NetZero a non-exclusive, non-transferable, non-sublicensable license to reproduce and display LookSmart's trademarks, service marks, logos and the like in the United States solely for the purposes specified in this Agreement. NetZero hereby grants LookSmart a non-exclusive, non-transferable, non-sublicensable license to reproduce and display NetZero's trademarks, service marks, logos and the like in the United States solely for the purposes specified in this Agreement. Except as expressly stated herein, neither party shall make any other use of the other party's marks. Furthermore, each party agrees and acknowledges that the use of any of the other party's trademarks, service marks, logos and the like shall not create any right, title or interest in or to the use of such trademarks, service marks, logos and the like and that all such use and goodwill associated therewith shall inure to the benefit of the other party. Upon request of either party, the other party shall provide appropriate attribution of the use of the requesting party's marks. All licenses granted hereunder shall terminate automatically upon the effective date of expiration or termination of this Agreement.

         9. REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants as follows:

                  a. CORPORATE POWER. Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  b. DUE AUTHORIZATION. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                  c. BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon it and enforceable with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                  d. INTELLECTUAL PROPERTY RIGHTS.

                           i. NetZero (i) has the full and exclusive right to permit LookSmart to utilize NetZero's intellectual property, including any trademark, service mark, graphics, logos or other material provided to LookSmart hereunder, to the extent contemplated by this Agreement, (ii) is the sole owner or is a valid licensee of the NetZero Software and The ZeroPort, and (iii) NetZero is aware of no claims by any third parties adverse to any of such intellectual property rights, including the NetZero Software and The ZeroPort.

                           ii. LookSmart (i) has the full and exclusive right to grant or otherwise permit NetZero to access the Co-branded Site (including the LookSmart Space and excluding the NetZero Space) and the Co-branded Services, and to use LookSmart's intellectual property, including any trademark, service mark, graphics, logos or other material provided to NetZero hereunder, to the extent contemplated by this Agreement, (ii) is the sole owner or is a valid licensee of the software underlying the Co-branded Site, and (iii) LookSmart is aware of no claims by any third parties adverse to any of such intellectual property rights, including any software underlying the Co-branded Site.

                           iii. If either party's (the "INFRINGING PARTY") intellectual property rights are alleged or held to infringe the intellectual property rights of a third party, the Infringing Party shall, at its own expense, and in its sole discretion, (1) procure for the non-Infringing Party the right to continue to use the allegedly infringing intellectual property or (2) replace or modify the intellectual property to make it non-infringing.

The representations and warranties and covenants in this Section 9 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder. These representations, warranties and covenants shall survive termination or expiration of this Agreement.

         10.      LIMITATION OF WARRANTY. EXCEPT AS EXPRESSLY WARRANTED IN
SECTION 9 ABOVE, EACH PARTY EXPRESSLY DISCLAIMS ANY FURTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO ITS WEB-SITE, THE NETZERO SOFTWARE, THE NETZERO ISP SERVICE, CLUBZERO, THE CO-BRANDED SITE, THE CO-BRANDED SERVICES, AND THE CO-BRANDED START PAGE AND NEITHER PARTY SHALL BE LIABLE FOR THE CONSEQUENCES OF ANY INTERRUPTIONS, DOWNTIME, NON-PERFORMANCE OR ERRORS RELATED THERETO.

         11.      INDEMNIFICATION.

                  a. MUTUAL INDEMNITY. Each party (in such case, the "INDEMNIFYING PARTY") will at all times defend, indemnify and hold harmless the other party (in such case, the "INDEMNIFIED PARTY") and the Indemnified Party's officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to the Indemnifying Party's breach of any express representations and warranties set forth in Section 10 of this Agreement. In addition, (i) NetZero shall indemnify LookSmart, its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to the operation, provision or maintenance of the NetZero ISP Service, the ISP Software, The ZeroPort, or any other services offered by NetZero, and (ii) LookSmart shall indemnify NetZero, its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to the operation, provision or maintenance of services offered by LookSmart on the Co-branded Site, the Search Interface or ClubZero Search (other than services or products offered by NetZero). The Indemnified Party shall give the Indemnifying Party prompt written notice of any claim, action or demand for which indemnity is claimed. The Indemnifying Party shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party and which arises as a result of its breach of any warranty, representation, covenant or agreement under this Agreement. The Indemnified Party shall have the right to participate in any defense of a claim by the Indemnifying Party with counsel of the Indemnified Party's choice at its own expense. The foregoing indemnity is conditioned upon; prompt written notice by the Indemnified Party to the Indemnifying Party of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by the Indemnifying Party; and such reasonable cooperation by the Indemnified Party in the defense as the Indemnifying Party may request.

                  b. SETTLEMENT. Neither party shall, without the prior written consent of the other party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim unless the settlement, compromise or consent provides for and includes an express, unconditional release of all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, against the indemnified party.

         12.      CONFIDENTIALITY, PRESS RELEASES.

                  a. NON-DISCLOSURE AGREEMENT. The parties agree and acknowledge that, as a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, the parties agree that, during the Term of this Agreement and thereafter, each party shall use and reproduce the other party's Confidential Information solely for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not disclose the other party's Confidential Information to any third party without the prior written approval of the other party. Notwithstanding the foregoing, it shall not be a breach of this Agreement for either party to disclose Confidential Information of the other party if required to do so under law (including compliance with any applicable federal or state securities laws) or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior written notice and the disclosing party has sought all commercially reasonable safeguards against any further dissemination prior to such disclosure.

                  b. CONFIDENTIAL INFORMATION DEFINED. As used in this Agreement, the term "Confidential Information" refers to: (i) each party's trade secrets, business plans, strategies, methods and/or practices; and (ii) other information relating to either party that is not generally known to the public, including information about either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, the term "Confidential Information" specifically excludes (A) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (B) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (C) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (D) information independently developed by either party's employees or agents provided that such party can show that those same employees or agents had no access to the Confidential Information received hereunder.

                  c. PRESS RELEASES. Except to the extent permitted pursuant to the last sentence of paragraph (a) above and except for disclosure to investors or potential investors (including disclosures to federal and state regulatory agencies in connection therewith), in no event shall either party, its employees, consultants or affiliates disclose to any third parties or make any press release or any public announcement relating in any way whatsoever to the financial provisions of this Agreement, including but not limited to the individual or aggregate payments to be made to NetZero hereunder and the CPM for Referrals, without the express prior written consent of the other party; provided, however, following the initial press release NetZero and LookSmart may reference the financial term as "a multi million dollar deal", specifically and only. The parties agree to cooperate with one another to develop a significant publicity campaign, including joint press releases, and shall work together in good faith to determine the content of the initial press release relating to this Agreement and to issue such press release on or about the commercial launch of the Co-branded Start Page.

         13.      TERMINATION.

                  a. TERMINATION. Either party may terminate this Agreement if
(i) the other party files a petition for bankruptcy or is adjudicated bankrupt;
(ii) a petition in bankruptcy is filed against the other party and such petition is not dismissed within sixty (60) days of the filing date; (iii) the other party becomes insolvent or makes an assignment for the benefit of its creditors pursuant to any bankruptcy law; (iv) a receiver is appointed for the other party or its business; (v) upon the occurrence of a material breach of a material provision by the other party if such breach is not cured within thirty (30) days after written notice is received by the breaching party identifying the matter constituting the material breach; or (f) by mutual consent of the parties. In addition, if LookSmart fails to pay any CPM Revenues within ten (10) calendar days following written notice that payment is delinquent and without any limitation on NetZero's remedies, NetZero shall have the right, at its option, to (a) immediately terminate this Agreement on delivery of written notice to LookSmart or (b) switch its default start page and search services to any other start page or search services of its choice until LookSmart has cured such delinquency.

                  b. EFFECT OF TERMINATION. Upon such termination (including termination pursuant to Section 7), (i) LookSmart shall remove the Co-branded Site and (ii) each party shall promptly deliver to the other party all originals and copies of any of the other party's content or material provided by the other party hereunder. Each party shall ensure that such materials have been erased from all computer memories and storage devices within its possession or control.

         14. FORCE MAJEURE. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

         15. RELATIONSHIP OF PARTIES. NetZero and LookSmart are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between NetZero and LookSmart. Neither party has authority to enter into agreements of any kind on behalf of the other.

         16. ASSIGNMENT. Neither LookSmart nor NetZero may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other. Notwithstanding the foregoing, each party may assign this Agreement to any successor of such party.

         17. CHOICE OF LAW AND FORUM. This Agreement, its interpretation, performance or any breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, the laws of State of California applicable to contracts entered into and wholly to be performed within said State. Each of NetZero and LookSmart hereby consents to the personal jurisdiction of the State of California, acknowledges that venue is proper in any state or Federal court in the State of California, agrees that any action related to this Agreement must be brought in a state or Federal court in the State of California, and waives any objection it has or may have in the future with respect to any of the foregoing.

         18. GOOD FAITH. The parties agree to act in good faith with respect to each provision of this Agreement and any dispute that may arise related hereto.

         19. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be considered original signatures.

         20. NO WAIVER. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

         21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         22. SEVERABILITY. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         23. NOTICES. All notice required to be given under this Agreement must be given in writing and delivered either in hand, by certified mail, return receipt requested, postage pre-paid, or by Federal Express or other recognized overnight delivery service, all delivery charges pre-paid, and addressed:

                       If to LookSmart: LookSmart, Ltd.
                                        625 Second Street
                                        San Francisco, CA 94107
                                        Attention:  SVP, Business Development

                       With a copy to:  Senior Counsel at the same address

                       If to NetZero:   NetZero, Inc.
                                        2555 Townsgate Road
                                        Westlake Village, CA 91362
                                        Attention:  President; General Counsel

                       With a copy to:  Brobeck, Phleger & Harrison LLP
                                        38 Technology Drive
                                        Irvine, California 92618
                                        Facsimile: (949) 790-6301
                                        Attention: Kevin D. DeBre, Esq.

         24. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements between LookSmart and NetZero concerning the subject matter, and cannot be amended except by a writing signed by both parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

         25. LIMITATIONS OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH DAMAGES ARE FORESEEABLE OR THAT PARTY HAS BEEN ADVISED OR HAS CONSTRUCTIVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM SUCH PARTY'S PERFORMANCE OR NON-PERFORMANCE PURSUANT TO ANY PROVISION OF THIS AGREEMENT OR THE OPERATION OF SUCH PARTY'S SITE (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, HOWEVER, THIS SECTION SHALL NOT LIMIT EITHER PARTY'S LIABILITY TO THE OTHER FOR (A) WILLFUL AND MALICIOUS MISCONDUCT; (B) DIRECT DAMAGES TO REAL OR

TANGIBLE PERSONAL PROPERTY; (C) BODILY INJURY OR DEATH CAUSED BY NEGLIGENCE; OR
(D) INDEMNIFICATION AND CONFIDENTIALITY OBLIGATIONS HEREUNDER.

         26. SURVIVAL. All terms of this Agreement which by their nature extend beyond its termination (including any accrued payment or refund obligations) remain in effect until fulfilled, and apply to respective successors and assigns.

         Executed as of the date first written above.


NetZero, Inc.                                LookSmart, Ltd.

By: /s/ Frederic A. Randall, Jr.             By:  /s/ C. Tucker
   ---------------------------------            --------------------------------

Name: Frederic A. Randall, Jr.               Name: Christopher Tucker
     -------------------------------              ------------------------------

Title: SVP & General Counsel                 Title: Sr. VP Business Development
      ------------------------------               -----------------------------